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                                                                   EXHIBIT 10.15

                                IMAX CORPORATION

                            SECOND AMENDING AGREEMENT

This Amendment to the Employment Agreement and Amending Agreement dated and effective as of October 28, 2004 (the "Second Amending Agreement") is made between:

IMAX CORPORATION, a corporation incorporated under the laws of Canada (hereinafter referred to as the "Company"; the Company and its subsidiaries and affiliates collectively referred to as "Imax"),

And

GREG FOSTER (the "Executive")

WHEREAS, the Company wishes to enter into this Second Amending Agreement to amend and extend the Employment Agreement dated as of March 9, 2001 between the Company and the Executive, as amended by the Amending Agreement dated as of August 8, 2002 between the Company and Executive, (collectively, the "Agreement"), whereunder the Executive provides services to the Company, and the Executive wishes to so continue such engagement, as hereinafter set forth;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.1 of the Agreement shall be modified by the addition of the following language:

"Effective as of September 1, 2004, the Executive shall serve as the Chairman and President, Filmed Entertainment of the Company."

2. Section 1.2 of the Agreement shall be modified by the addition of the following language:

"The Executive's responsibilities shall include film distribution, in addition to film development, film production and film marketing. The Executive shall be a spokesperson for film announcements that are made by the Company and the Company shall issue a press release announcing the promotion of the Executive to Chairman and President, Filmed Entertainment. There shall be no more senior executive in the Filmed Entertainment department and the Executive shall report only to the co-CEOs of the Company on all of his activities."

3. Section 1.3 of the Agreement shall be deleted and replaced with the following:

 "Section 1.3 Term of Employment. The Employee's employment under this Agreement commenced on March 19, 2001 (the "Commencement Date") and shall terminate on the earlier of (i) June 30, 2006, or (ii) the termination of the Employee's employment pursuant to this Agreement. The period commencing as of the Commencement Date and ending on June 30, 2006 or such later date to which the term of the Employee's employment under this Agreement shall have been extended is hereinafter referred to as the "Employment Term"."

4. Section 1.4 of the Agreement shall be amended by the insertion of the words "from Los Angeles" after the word "relocation" in the second line.

5. Section 2.1 of the Agreement shall be deleted and replaced with the following:

"Section 2.1 Base Salary. Effective November 10, 2004, the Executive's Base Salary shall be US$ 450,000. Effective January 1, 2006, the Executive's Base Salary shall be US$ 475,000."


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6.   Section 2.2 of the Agreement shall be modified by the addition of the following language.

"The Executive's Minimum Bonus in respect of each of the years ending December 31 2004, and the year ending December 31, 2005, shall be no less than US$ 200,000. For each year thereafter, the Executive's Bonus shall be subject to the discretion of the co-CEOs, provided however that in the event that the Agreement is not renewed, the Executive's Minimum Bonus in respect of the year ending December 31, 2006 shall be no less than US$ 100,000."

7. Section 2.4.1 of the Agreement shall be amended by the addition of the following:

"Effective as soon as practicable after the signing of the Second Amending Agreement, the Executive shall be granted non-qualified options to purchase 100,000 shares of common stock of the Company. The options shall vest as to 50% on the second anniversary date of the grant and 50% on the third anniversary date of the grant. Effective as soon as practicable after the signing of the Second Amending Agreement, the Executive shall be granted options to purchase 50,000 shares of common stock of the Company, which shall vest subject to certain performance criteria to be agreed between the Executive and the co-CEO's."

8. Section 6 of the Agreement shall be amended by the insertion of the word "not" after the word "shall" and before the word "be" in the first line.

Except as amended herein, all terms of the Agreement shall remain in full force, unamended.

IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Amending Agreement on this 28th day of October, 2004



                                          IMAX CORPORATION


                                          By:         "Mary C. Sullivan"
                                          --------------------------------------
                                          Name: Mary C. Sullivan
                                          Title: Senior Vice President,
                                          Human Resources & Administration


                                          By:           "G. Mary Ruby"
                                          --------------------------------------
                                          Name: G. Mary Ruby
                                          Title: Senior Vice President,
                                          Legal Affairs & Deputy General Counsel




                                           EXECUTIVE:

                                                  "Greg Foster"
                                          --------------------------------------
                                           Greg Foster